STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into by and between ZST Digital Networks, Inc. (“Company”), a Delaware corporation, and John Chen, M.D. (“Participant”), effective as of ____________________, 20___.  (Company and Participant are sometimes referred to herein as “party” or collectively as the “parties.”)  All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

RECITALS

WHEREAS, the Company granted to Participant an option to purchase Twenty-Five Thousand shares of Common Stock of the Company pursuant to a Stock Option Agreement dated as of October [__], 2009; and

WHEREAS, Participant is hereby exercising as described below the option pursuant to the terms of the Stock Option Agreement.

NOW, THEREFORE, it is hereby agreed as follows:

A.           PURCHASE OF SHARES

1.           Purchase.  Participant hereby purchases ___________________ shares of Common Stock (the “Purchased Shares”) pursuant to the provisions of the Option Agreement at the purchase price of $_____________ per share (the “Purchase Price”).

2.           Payment.  Concurrently with the delivery of this Agreement to the Company, Participant shall pay the Purchase Price for the Purchased Shares in cash or cash equivalent and shall deliver a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

3.           Stockholder Rights.  Until such time as the Company exercises the Repurchase Right, Participant (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C herein.

B.           TRANSFER RESTRICTIONS

1.           Restriction on Transfer.  Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right.

2.           Transferee Obligations.  Each person (other than the Company) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Repurchase Right to the same extent such shares would be so subject if retained by Participant.

3.           Restrictive Legends.  The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legend:

“The shares represented by this certificate are subject to certain repurchase rights granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated __________, 20___, between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares).  A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

                      4.           Void Transfers.  The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

C.           REPURCHASE RIGHT

1.           Grant.  The Company is hereby granted the right (the “Repurchase Right”), exercisable at any time during the sixty (60)-day period following the date Participant ceases for any reason to remain in Service (other than termination by the Company without Cause or by Participant for Good Reason), to repurchase at the Repurchase Price any or all of the Purchased Shares in which Participant is not, at the time of his or her cessation of Service, vested in accordance with the provisions of the Vesting Schedule set forth in Paragraph C.0 (such shares to be hereinafter referred to as the “Unvested Shares”).

2.           Exercise of the Repurchase Right.  The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the sixty (60)-day exercise period.  The notice shall indicate the number of Unvested Shares to be repurchased, the Repurchase Price to be paid per share and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice.  The certificates representing the Unvested Shares to be repurchased shall be delivered to the Company on the closing date specified for the repurchase.  Concurrently with the receipt of such stock certificates, the Company shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Repurchase Price for the Unvested Shares which are to be repurchased from Owner.

3.           Termination of the Repurchase Right.

(a)           The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph C.0.  In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Participant vests in accordance with the following Vesting Schedule:

(i)           Participant shall vest in fifty percent (50%) of the Purchased Shares, and the Repurchase Right shall concurrently lapse with respect to those Purchased Shares, upon Participant’s completion of six (6) months of Service measured from October [__], 2009.

(ii)           Participant shall vest in the remaining fifty percent (50%) of the Purchased Shares, and the Repurchase Right shall concurrently lapse with respect to those Purchased Shares, upon October [__], 2010.

(b)           The Repurchase Right shall automatically terminate in its entirety, and all the Purchased Shares shall vest in full, immediately if Participant ceases to remain in Service as a result of Participant’s termination of his employment for Good Reason or the Company’s termination of Participant’s employment without Cause.

4.           Recapitalization.  Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements.  Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the Repurchase Price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Company’s capital structure; provided, however, that the aggregate Repurchase Price shall remain the same.

D.           SPECIAL TAX ELECTION

1.           Section 83(b) Election.  Under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for those shares will be reportable as ordinary income on the lapse date.  For this purpose, the term “forfeiture restrictions” includes the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right.  Participant may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions.  Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement.  Even if the Fair Market Value of the Purchased Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future.

THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO.  PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

2.           FILING RESPONSIBILITY.  PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

E.           GENERAL PROVISIONS

1.           Assignment.  The Company may assign the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Company.

2.           Notices.  Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

3.           No Waiver.  The failure of the Company in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Participant.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

4.           Cancellation of Shares.  If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

F.           MISCELLANEOUS PROVISIONS

1.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

2.           Participant Undertaking.  Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Purchased Shares pursuant to the provisions of this Agreement.

3.           Agreement is Entire Contract.  This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.  This Agreement is made pursuant to the provisions of the Employment Agreement and the Option Agreement and shall in all respects be construed in conformity with the  terms of the Employment Agreement and the Option Agreement.

4.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

[SIGNATURES ON FOLLOWING PAGE]

WHEREFORE, the parties hereto have executed this Agreement on the dates indicated below.

ZST DIGITAL NETWORKS, INC.
By:
Name: Zhong Bo
Title: Chief Executive Officer

Address:

JOHN CHEN, M.D.

Address:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Participant has read and hereby approves the foregoing Stock Purchase Agreement.  In consideration of the Company’s granting Participant the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Company (or its assigns) to purchase any Purchased Shares in which Participant is not vested at the time of his or her cessation of Service.

PARTICIPANT’S SPOUSE

Address:

EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED ________________ hereby sell(s), assign(s) and transfer(s) unto ZST Digital Networks, Inc. (the “Company”), ______________ (_____) shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No. _______________ herewith and do(es) hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated: ___________
	Signature	_________________________________

Instruction:  Please do not fill in any blanks other than the signature line.  Please sign exactly as you would like your name to appear on the issued stock certificate.  The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of Participant.

EXHIBIT II

SECTION 83(b) TAX ELECTION

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:
Name:
Address:
Taxpayer Ident. No.:
(2)	The property with respect to which the election is being made is ______________ shares of the common stock of ZST Digital Networks, Inc.
(3)	The property was issued on __________________, _____.
(4)	The taxable year in which the election is being made is the calendar year _____.
(5)
The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the lower of the purchase price paid per share or the fair market value per share, if for any reason taxpayer’s service with the issuer terminates.  The issuer’s repurchase right will lapse in a series of installments over a one (1)-year period ending on October [__], 2010.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per share.
(7)	The amount paid for such property is $ _______ per share.
(8)	A copy of this statement was furnished to ZST Digital Networks, Inc. for whom taxpayer rendered the services underlying the transfer of property.
(9)	This statement is executed on _______________, _____.

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Purchase Agreement.  This filing should be made by registered or certified mail, return receipt requested.  Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

APPENDIX

The following definitions shall be in effect under the Agreement:

A.           Agreement shall mean this Stock Purchase Agreement.

B.           Board shall mean the Company’s Board of Directors or the Compensation Committee or other similar committee of the Board acting in its capacity.

C.           Cause shall mean (i) the commission of an act or acts of dishonesty, fraud, embezzlement, or misappropriation of funds or proprietary information by Participant in connection with his employment duties or responsibilities; or (ii) Participant’s conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude (other than minor traffic violations); or (iii) Participant materially breaches his obligations under the Employment Agreement, including failure to perform his job duties satisfactorily or failure to follow the Company’s policies or any directive of the Company, if such failure or refusal is not cured by Participant within ten (10) days after receiving written notice of such from the Company; or (iv) Participant’s willful or gross misconduct in connection with his employment duties.

D.           Code shall mean the Internal Revenue Code of 1986, as amended.

E.           Common Stock shall mean the Company’s common stock, $0.0001 par value per share.

F.           Company shall mean ZST Digital Networks, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of ZST Digital Networks, Inc.

G.           Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)          If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)           If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

H.          Good Reason shall mean any of the following, without Participant’s written consent: (a) upon a material breach or default of any term of the Employment Agreement by the Company, or (b) any material reduction in the Participant’s duties, position, authority or responsibilities with the Company relative to the duties, position, authority or responsibilities in effect immediately prior to such reduction; provided that the Company has not cured or remedied such Good Reason within fifteen (15) days after written notice of the Good Reason from the Participant.

I.          Owner shall mean Participant and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Participant.

J.          Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

K.          Participant shall mean John Chen, M.D.

L.          Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Participant obtains the Company’s prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Participant’s will or the laws of inheritance following Participant’s death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Purchased Shares.

M.          Purchase Price shall have the meaning assigned to such term in Paragraph A.1.

N.          Purchased Shares shall have the meaning assigned to such term in Paragraph A.1.

O.          Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration.

P.          Repurchase Price shall mean the lower of (i) the Exercise Price or (ii) the Fair Market Value per share of Common Stock on the date of Participant’s cessation of Service.

Q.          Repurchase Right shall mean the right granted to the Company in accordance with Article 0.

R.          SEC shall mean the Securities and Exchange Commission.

S.          Service shall mean the Participant’s performance of services for the Company (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.

T.          Stock Option Agreement shall mean that certain stock option agreement dated October [__], 2009 by and between the Company and Participant.

U.          Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

V.          Vesting Schedule shall mean the vesting schedule specified in Paragraph C.3. pursuant to which Participant is to vest in the Purchased Shares in a series of installments over the Participant’s period of Service.

W.          Unvested Shares shall have the meaning assigned to such term in Paragraph C.1.